AMENDMENT NO. 2 TO THE DEPOSIT AGREEMENT
THIS AMENDMENT NO. 2 dated as of _______________________, 2026 to the Deposit Agreement, dated as of March 31, 2000, as amended and supplemented by the Letter Agreement dated February 19, 2002, the Letter Agreement dated April 1, 2002, the Letter Agreement dated March 8, 2005, the Letter Agreement dated November 4, 2011  and that certain Amendment No. 1 to the Deposit Agreement, dated July 10, 2024 (the “Deposit Agreement”, as amended from time to time), by and among (i) ICICI Bank Limited, a company incorporated under the laws of the Republic of India, with its corporate office at ICICI Bank Towers, Bandra-Kurla Complex, Mumbai 400051, India (together with its successors, the “Bank”), (ii) Deutsche Bank Trust Company Americas, an indirect wholly owned subsidiary of Deutsche Bank AG, acting in its capacity as depositary (as successor to Bankers Trust Company), with its principal office at 1 Columbus Circle, New York, NY 10019, United States of America (the “Depositary” which term shall include any successor depositary hereunder), and (iii) all Registered Holders and Beneficial Owners of American Depositary Receipts issued thereunder.
W I T N E S S E T H:
WHEREAS, the Bank and the Depositary executed the Deposit Agreement for the purposes set forth therein; and
WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Bank and the Depositary desire to amend certain terms of the Deposit Agreement and Receipts.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Depositary hereby agree to amend the Deposit Agreement and the Receipts, effective as of the Effective Date (as defined below), as follows:
Article I

Definitions
Section 1.01 Definitions.  Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.
Article II

Amendments to the Deposit Agreement and Receipts
Section 2.01 All references in the Deposit Agreement and the Receipts to the term “Deposit Agreement” shall, as of the Effective Date (as defined herein), refer to the Deposit Agreement, as amended by this Amendment.
Section 2.02 Section 4.06 of the Deposit Agreement is amended and restated in its entirety to read as follows:
Section 4.06.  Fixing of Record Date.  Whenever necessary in connection with any distribution (whether in cash, Shares, rights, or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of or solicitation of consents or proxies from, holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, as close as practicable to the record date fixed by the Bank with respect to the Shares (if applicable), for the determination of the Registered Holders who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action or to exercise the rights of Registered Holders with respect to such changed number of Shares represented by each American Depositary Share or for any other reason. Subject to applicable law and the provisions of Sections 4.01 through 4.05 hereof and to the other terms and conditions of this Deposit Agreement, only the Registered Holders of record at the close of business in New York on such record date fixed pursuant to this Section 4.06 shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.
Section 2.03 Section 4.07 of the Deposit Agreement is amended and restated in its entirety to read as follows:
Section 4.07.  Voting of Deposited Securities.  Subject to the next sentence, as soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the record date pursuant to Section 4.06 hereof in respect of such meeting or such solicitation of consents or proxies.  The Depositary shall, if requested by the Bank in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 Business Days prior to the date of such vote or meeting) and at the Bank’s expense, and provided no U.S. legal prohibitions exist, mail by regular, ordinary mail delivery (or by electronic mail or as otherwise may be agreed between the Bank and the Depositary in writing from time to time) or otherwise distribute as soon as practicable after receipt thereof to Registered Holders as of record date fixed pursuant to Section 4.06 hereof:  (a) such notice of meeting or solicitation of consent or proxy; (b) a statement that the Registered Holders at the close of business on the record date fixed pursuant to Section 4.06 hereof will be entitled, subject to any applicable law, the provisions of this Deposit Agreement, the Bank’s Memorandum and Articles of Association and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Bank), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Registered Holder’s American Depositary Shares; and (c) a brief statement as to the manner in which such voting instructions may be given to the Depositary, including the deadline by which the Depositary will require voting instructions to be delivered to it.  Voting instructions may be given only in respect of a number of American Depositary Shares representing an integral number of Deposited Securities.  Upon the timely receipt of voting instructions of a Registered Holder on the record date fixed pursuant to Section 4.06 hereof in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of this Deposit Agreement, the Bank’s Memorandum and Articles of Association and the provisions of or governing the Deposited Securities, to vote or cause the Custodian to vote the Deposited Securities (in person or by proxy) represented by American Depositary Shares evidenced by such Receipt in accordance with such voting instructions.
Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting, and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, the Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Registered Holders.  Deposited Securities represented by American Depositary Shares for which (i) no timely voting instructions are received by the Depositary from the Registered Holder, or (ii) timely voting instructions are received by the Depositary from the Registered Holder but such voting instructions fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Registered Holder’s American Depositary Shares, shall not be voted.
There can be no assurance that Registered Holders or Beneficial Owners generally or any Registered Holder or Beneficial Owner in particular will receive the notice described above with sufficient time to enable the Registered Holder to return voting instructions to the Depositary in a timely manner.
Notwithstanding the above and in accordance with the terms of Section 5.03 of the Deposit Agreement, the Depositary and its directors, officers, affiliates, employees and agents (including without limitation, the Agents) shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities or the manner in which such vote is cast or the effect of such vote.

Notwithstanding anything contained in this Deposit Agreement, the Registered Holder agrees and understands that the exercise of voting rights in respect of the Deposited Securities is subject to legal and regulatory restrictions as set out in applicable laws of the Republic of India (including but not limited to section 12B of the Banking Regulation Act, 1949 as amended or replaced from time to time).  If such Registered Holder fails to demonstrate its compliance with the said applicable laws to the sole satisfaction of the Bank (including but not limited to providing the information and documents sought by the Bank in this regard within the timeline specified by the Bank), the Bank shall not be under any obligation to take on record any voting instructions issued by such Registered Holder.  Any decision of the Bank in this regard shall be final.
Section 2.04 Article 16 of the form of Receipt is amended and restated in its entirety to read as follows:
16.  FIXING OF RECORD DATES
Whenever necessary in connection with any distribution (whether in cash, Shares, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of or solicitation of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, or any other matter, the Depositary shall fix a record date, as close as practicable to the record date fixed by the Bank with respect to the Shares (if applicable), for the determination of the Registered Holders who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Registered Holders with respect to such changed number of Shares represented by each American Depositary Share or for any other reason.  Subject to applicable law and the terms and conditions of this Receipt and the Deposit Agreement, only the Registered Holders of record at the close of business in New York on such record date fixed pursuant this Article 16 shall be entitled to receive such distributions, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.
Section 2.05 Article 17 of the form of Receipt is amended and restated in its entirety to read as follows:
17.  VOTING OF DEPOSITED SECURITIES.
Subject to the next sentence, as soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the record date pursuant to Article 16 hereof in respect of such meeting or such solicitation of consents or proxies.  The Depositary shall, if requested by the Bank in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 Business Days prior to the date of such vote or meeting) and at the Bank’s expense, and provided no U.S. legal prohibitions exist, mail by regular, ordinary mail delivery (or by electronic mail or as otherwise may be agreed between the Bank and the Depositary in writing from time to time) or otherwise distribute as soon as practicable after receipt thereof to Registered Holders as of the record date fixed pursuant to Article 16 hereof:  (a) such notice of meeting or solicitation of consent or proxy; (b) a statement that the Registered Holders at the close of business on the record date fixed pursuant to Article 16 hereof will be entitled, subject to any applicable law, the provisions of the Deposit Agreement, the Bank’s Memorandum and Articles of Association and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Bank), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Registered Holder’s American Depositary Shares; and (c) a brief statement as to the manner in which such voting instructions may be given to the Depositary, including the deadline by which the Depositary will require voting instructions to be delivered to it.  Voting instructions may be given only in respect of a number of American Depositary Shares representing an integral number of Deposited Securities.  Upon the timely receipt of voting instructions of a Registered Holder on the record date fixed pursuant to Article 16 hereof in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement, the Bank’s Memorandum and Articles of Association and the provisions of or governing the Deposited Securities, to vote or cause the Custodian to vote the Deposited Securities (in person or by proxy) represented by American Depositary Shares evidenced by such Receipt in accordance with such voting instructions.
Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting, and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Registered Holders.  Deposited Securities represented by American Depositary Shares for which (i) no timely voting instructions are received by the Depositary from the Registered Holder, or (ii) timely voting instructions are received by the Depositary from the Registered Holder but such voting instructions fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Registered Holder’s American Depositary Shares, shall not be voted.
There can be no assurance that Registered Holders or Beneficial Owners generally or any Registered Holder or Beneficial Owner in particular will receive the notice described above with sufficient time to enable the Registered Holder to return voting instructions to the Depositary in a timely manner.
Notwithstanding the above and in accordance with the terms of Section 5.03 of the Deposit Agreement, the Depositary and its directors, officers, affiliates, employees and agents (including without limitation, the Agents) shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities or the manner in which such vote is cast or the effect of such vote.
Notwithstanding anything contained in the Deposit Agreement, the Registered Holder agrees and understands that the exercise of voting rights in respect of the Deposited Securities is subject to legal and regulatory restrictions as set out in applicable laws of the Republic of India (including but not limited to section 12B of the Banking Regulation Act, 1949 as amended or replaced from time to time).  If such Registered Holder fails to demonstrate its compliance with the said applicable laws to the sole satisfaction of the Bank (including but not limited to providing the information and documents sought by the Bank in this regard within the timeline specified by the Bank), the Bank shall not be under any obligation to take on record any voting instructions issued by such Registered Holder.  Any decision of the Bank in this regard shall be final.
Section 2.06 The form of Receipt and all outstanding Receipts (including, without limitation, the terms of each outstanding American Depositary Share) are amended and restated to read as set forth in Exhibit A hereto as of the Effective Date.
Article III

Representations and Warranties
Section 3.01 Representations and Warranties of the Bank.  The Bank represents and warrants to, and agrees with, the Depositary and the Registered Holders and Beneficial Owners, that this Amendment, when executed and delivered by the Bank, and assuming due execution and delivery by the Depositary, and the Deposit Agreement, as amended by this Amendment, will be, and the Deposit Agreement previously entered into has been, respectively, duly and validly authorized, executed and delivered by the Bank, and each constitutes the legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 3.02 Representations and Warranties of the Depositary.  The Depositary represents and warrants to the Bank that this Amendment, when executed and delivered by Depositary, and assuming due execution and delivery by the Bank, and the Deposit Agreement, as amended by this Amendment, will be, and the Deposit Agreement previously entered into has been, respectively, duly and validly authorized, executed and delivered by the Depositary, and each constitutes the legal, valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
Article IV

Miscellaneous
Section 4.01 Effective Date.  This Amendment is dated as of the date first set forth above and shall be effective as of such date.
Section 4.02 Outstanding Receipts.  Receipts issued prior to the date hereof, which do not reflect the changes to the form of Receipt effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Registered Holders thereof choose to surrender them for any reason under the Deposit Agreement, as amended by this Amendment.  The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.  Registered Holders and Beneficial Owners of American Depositary Shares issued and outstanding under the Deposit Agreement prior to the date hereof, shall in all respects, from and after the date hereof, be deemed Registered Holders and Beneficial Owners of American Depositary Shares issued pursuant and be subject to all of the terms and conditions of the Deposit Agreement, as amended by this Amendment.
Section 4.03 Indemnification.  The parties hereto accept and shall be entitled to the benefits of the indemnification provisions of Section 5.08 of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.
Section 4.04 Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
Section 4.05 Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Bank and the Depositary have caused this Amendment to be executed by representatives hereunto duly authorized as of the date first set forth above.
ICICI BANK LIMITED,

as the Bank

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as the Depositary

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A
CUSP Number________

American Depositary Shares (Each American Depositary Share representing Six Hundred and Fifty Fully Paid Class A Ordinary Shares)

FORM OF FACE OF AMERICAN DEPOSITARY RECEIPT
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents two deposited Shares)
DEUTSCHE BANK TRUST COMPANY AMERICAS
AMERICAN DEPOSITARY RECEIPT
EVIDENCING AMERICAN DEPOSITARY SHARES
REPRESENTING EQUITY SHARES OF
NOMINAL VALUE Rs 2 EACH OF
ICICI BANK LIMITED
(INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF INDIA)
Deutsche Bank Trust Company Americas, as depositary (hereinafter called the “Depositary”), hereby certifies that ________________________, or registered assigns is the owner of ________________________ American Depositary Shares representing deposited Shares. of nominal value Rs 2 each, or evidence of rights to receive such shares (herein called “Shares”) of ICICI Bank Limited, incorporated under the laws of the Republic of India (herein called the “Bank”).  At the date of the Deposit Agreement, each American Depositary Share represents two Share(s) deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal office of ICICI Bank Limited (herein called the “Custodian”).  The ratio of American Depositary shares to Shares is subject to subsequent amendment as provided in Article VI of the Deposit Agreement.  The Depositary’s Corporate Trust Office is located at Four Albany Street, New York, N. Y. 10006.
1. THE DEPOSIT AGREEMENT.
This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of March 31, 2000 (herein called the “Deposit Agreement”), by and among the Bank., the Depositary, and all Registered Holders and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Registered Holders and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called “Deposited Securities”).  Copies of the Deposit Agreement are on file at the Depositary’s Corporate Trust Office in New York City and at the office of the Custodian.
The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.
2. SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.
Upon surrender and cancellation of Receipts at the Depositary’s Corporate Trust Office, or at such other offices as the Depositary may designate, for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced thereby, and upon payment of the fees and expenses of the Depositary for the cancellation of Receipts as provided in Section 5.09 of the Deposit Agreement and Exhibit B thereto and payment of all expenses, taxes and other governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Bank’s Memorandum and Articles of Association, applicable Indian law (including rules and regulations of governmental agencies in India performing the function of the regulation of currency exchange or the regulation of ownership of Indian companies by foreigners), the Deposited Securities and the Deposit Agreement, and to any other restriction applicable thereto, the Registered Holder of such Receipts shall be entitled to delivery, to him or upon his order, of the Shares and any other Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipts.  Delivery of such Shares and other Deposited Securities may be made by (a) book-entry transfer of Shares represented by the American Depositary Shares evidenced by such Receipt to an account in the name of the Registered Holder or as ordered by him so long as the person in whose name the Shares are to be transferred has an account with a depositary participant in India and (b) the delivery at the office of the Custodian of any other securities, property and cash to which such Registered Holder is then entitled in respect of such Receipts to such Registered Holder or as ordered by him.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.
A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank, and if the Depositary so requires, the Registered Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Shares and any other Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.
The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing less than one Share.  In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be recorded in the name of the Registered Holder surrendering such Receipt, and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share.
A stamp duty in accordance with the applicable law will be charged in respect of any withdrawal of Shares and such stamp duty will be payable by the relevant holder.  Under Indian laws there is a general permission for the sale or transfer of equity shares underlying the American Depositary Shares obtained after conversion of American Depositary Shares by a person not resident in India to a resident of India if the sale is proposed to be made through a recognized stock exchange or when the underlying shares are being sold in terms of an offer made under Securities Exchange Board of India (Substantial Acquisition of Shares and Takeovers) Regulations, 2011.  For all other cases of sale of shares underlying the American Depositary Shares, permission of the Reserve Bank of India is required.  The aforesaid may be subject to changes in laws of the Republic of India from time to time.
3. TRANSFER OF RECEIPTS; COMBINATIONS AND SPLIT-UPS OF RECEIPTS.
Subject to the limitations set forth herein and in the Deposit Agreement, the transfer of this Receipt is registrable on the books of the Depositary or the Registrar, if any, by the Registered Holder hereof in person or by a duly authorized attorney, upon surrender at the Depositary’s designated transfer offices of this Receipt, properly endorsed or accompanied by a properly executed instrument of transfer and duly stamped as required by the laws of the State of New York, of the United States of America and any other applicable law This Receipt may be split into other such Receipts, or may be combined with other such receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered
As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited

Securities, the Depositary, the Bank, the Custodian, or Foreign Registrar may require (a) payment from the depositor of the Shares or the presentor of the Receipt of a sum sufficient to reimburse it for (i) any tax or other governmental charge and any stock transfer or registration fees in respect of Receipts, (ii) any tax or other governmental charge and any stock transfer or registration fees in respect of registration of transfers of Shares or the Deposited Securities upon any applicable register, (iii) any other expenses, taxes, duties and charges payable by the Depositary or Custodian and (iv) any fees of the Depositary as provided in Section 5.09 of the Deposit Agreement and Exhibit B thereto, (b) the production of proof satisfactory to it as to the identity and genuineness of any signature and as to any other matter contemplated by Section 3 01 of the Deposit Agreement, (c) compliance with the provisions of the Bank’s Memorandum and Articles of Association in effect from time to time and resolutions and regulations of the Bank’s Board of Directors adopted pursuant to such Memorandum and Articles of Association, and (d) compliance with (i) any laws or governmental regulations relating to Receipts or American Depositary Shares or to the withdrawal of Deposited Securities and (ii) such reasonable regulations the Depositary and Bank may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3.
After consultation with the Bank, the delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts, or the combination or split-up of Receipts, generally may be suspended, during any period when the transfer books of the Depositary or any register for Shares or other Deposited Securities are closed, or if any such action is deemed necessary or advisable by the Depositary at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason.
Notwithstanding any other provision of the Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Bank or the deposit of Shares in connection with the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U S or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities or (iv) any other reason that may at any time be specified in paragraph 1(A) (1) of the General Instructions to Form F-6 under the Securities Act, as such instructions may from time to time be in effect, or any successor provision thereto.
Unless current applicable law changes, once withdrawn from the depositary facility, Shares may not be redeposited.
4. LIABILITY OF REGISTERED HOLDER FOR TAXES AND OTHER CHARGES.
If any expense, transfer or registration fee, tax, duty, governmental or other charge (including, but not limited to, charges imposed by any court, regulatory body or central depositary for securities) shall become payable with respect to this Receipt or with respect to any Deposited Securities represented by American Depositary Shares evidenced hereby, such expense, transfer or registration fee, tax, duty, governmental or other charge shall be payable by the Registered Holder hereof to the Depositary.  The Depositary may refuse, and the Bank shall be under no obligation, to effect any transfer of this Receipt or any combination or split-up hereof or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced hereby until such payment is made, and may withhold or deduct from any dividends or other distributions or may sell any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax, governmental or other charge (and any taxes or expenses arising out of such sale), the Registered Holder hereof remaining liable for any deficiency.

5. REPRESENTATIONS AND WARRANTIES OF DEPOSITORS.
Every person depositing Shares hereunder and under the Deposit Agreement shall be deemed.  thereby to represent and warrant that such Shares and each certificate therefor are validly issued, filly paid and free of any preemptive rights, if any, of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that (i) such Shares presented for deposit are not, and the Receipts evidencing the American Depositary Shares representing such Shares would not be Restricted Securities and (ii) the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not otherwise restricted under the Securities Act, Such representations and warranties shall survive the deposit of Shares and the execution and delivery of Receipts in respect thereof.
6. FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.
Any person presenting Shares for deposit or any Registered Holder or Beneficial Owner of a Receipt may be required by the Depositary or the Bank from time to time (i) to file with the Depositary, the Bank, or the Custodian such proof of citizenship or residence, taxpayer status, exchange control approval, payment of applicable taxes or other governmental charges, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws or regulations or terms of the Deposit Agreement or the Receipt, or such information relating to the registration on the books of the Bank or the Foreign Registrar, if applicable, or any other information the Depositary or the Bank may deem necessary or appropriate to evidence compliance with all applicable laws and regulations, and (ii) to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Bank may reasonably request by written request to the Depositary.  The Depositary and the Registrar, as applicable, may, and at the reasonable request of the Bank, shall, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or distribution of rights or of the sale proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made to the Bank’s and the Depositary’s satisfaction.  The Depositary shall from time to time advise the Bank of the availability of any such proofs, certificates or other information and shall provide:  the Bank, in a timely manner, with copies thereof upon written request by the Bank, unless such disclosure is prohibited by law.
7. CHARGES OF DEPOSITARY.
The Depositary shall be entitled to receive the following remuneration and reimbursement in respect of its services under the Deposit Agreement (a) from the Registered Holder (i) taxes and other governmental charges; (ii) such registration fees as may from time to time be in effect for the registration of transfers, if any, of Shares generally on the share register of the Bank or Foreign Registrar) and accordingly applicable to transfer of Shares to the name of the Depositary, a Custodian or their nominees or the person who makes a withdrawal of Shares, on the making of deposits or withdrawals pursuant to Sections 2.02 or 2 06 of the Deposit Agreement; (iii) such cable, telex, facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or the Registered Holders; (iv) such customary expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement (including, without limitation, expenses incurred on behalf of Registered Holders in connection with compliance with foreign exchange control restrictions); (v) a fee not in excess of $5.00 per 100 Receipts (or portion thereof) for the issuance and surrender, respectively of Receipts pursuant to the Deposit Agreement; (vi) a fee for the distribution of the Deposited Securities pursuant to the Deposit Agreement, such fee being an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities, but which securities were instead distributed by the Depositary to Registered Holders; (vii) a fee not in excess of $5.00 per 100 Receipts (or portion thereof) held for the distribution of cash dividends, cash entitlements and/or cash proceeds, including proceeds from the sale of rights, securities and other entitlements; and (viii) together with all expenses, transfer and registration fees, taxes, duties, governmental or other charges payable by the Depositary, any Agent or the Custodian in connection with any of the above, including, but not limited to, charges imposed by any court, regulatory body or central depositary for securities.

8. PRE-RELEASE OF SHARES AND RECEIPTS.
The Depositary may issue Receipts against evidence of rights to receive Shares from the Bank (or any agent of the Bank recording Share ownership).  No such issue of Receipts will be deemed a “Pre-Release” subject to the restrictions of the following paragraph.  Subject to the further terms and provisions of this Article 8, the Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Bank and its Affiliates and in Receipts.
In its capacity as Depositary, the Depositary shall not lend Shares or Receipts; provided. however, that the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (each such transaction is hereinafter referred to as a “Pre-Release”).  The Depositary may, subject to the provisions of Section 2.06 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been pre-released but which shares may not yet have been received
The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  The Depositary shall not commence transactions under Section 2.10 of the Deposit Agreement unless such transactions are permitted under Indian law and the Bank has consented to the commencement of such transactions.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered that such person, or its customer, beneficially owns the Shares to be remitted, as the case may be, and that such person or its customer agrees to indicate the Depositary as owner of such Shares in its records and to hold such Shares in trust €or the Depositary until such Shares are delivered to the Depositary or the Custodian, and unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares (b) at all times fully collateralized with cash, United States Government Securities, or such other collateral as the Depositary deems, in good faith, to be of comparable safety and liquidity, (c) terminable by the Depositary on five (5) business days’ notice, and (d) subject to such further indemnities and credit regulation as the Depositary deems reasonably appropriate upon notice to the Bank.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate, and may change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfil its obligations to the Registered Holder under this Receipt and the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary for the benefit of the Registered Holder as security for the performance of the Pre-Releasee’s obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee’s obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).
The Depositary may retain for its own account any compensation received by it in connection with the foregoing.
9. TITLE TO RECEIPTS.
Subject to the limitations set forth herein or in the Deposit Agreement, it is a condition of this Receipt, and every successive holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt, when properly endorsed or accompanied by a properly executed instrument of transfer and transferred in accordance with the terms of the Deposit Agreement, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York, provided, however, that until this Receipt is transferred on the books of the Depositary as provided in the Deposit Agreement, the Depositary and the Bank, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes, and neither the Depositary nor the Bank shall have any obligation or be subject to any liability under this Receipt or the Deposit Agreement to any Beneficial Owner or holder of a Receipt unless such Beneficial Owner or holder is the Registered Holder hereof.
10. VALIDITY OF RECEIPT
This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.
11. REPORTS; INSPECTION OF TRANSFER BOOKS.
The Bank furnishes the Securities and Exchange Commission (hereinafter called the “Commission”) with certain public reports and documents required by foreign law or otherwise under the Securities Exchange Act.  Such reports and documents are available for inspection and copying by Registered Holders at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W. (Room 1024), Washington, D.C. 20549.
The Bank will arrange for the translation into English, if not already in English, to the extent required pursuant to any rules or regulations of the Commission, and the prompt transmittal by the Bank to the Depositary and the Custodian, of any notices, reports and other communications, including any proxy soliciting materials, which are made generally available by the Bank to holders of its Shares or other Deposited Securities.  If requested in writing by the Bank, the Depositary will arrange for the mailing, at the Bank’s expense, of copies of such notices, reports and communications that are made generally available by the Bank to holders of its Shares or other Deposited Securities and/or make such notices, reports and other communications available to all Registered Holders on a basis similar to that for holders of Shares or other Deposited Securities, or on such other basis as the Bank may advise the Depositary is required or as the Depositary may be required by any applicable law or regulation.  The Bank will timely provide the Depositary with the quantity of such notices, reports and communications, including any proxy soliciting materials, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.  The Depositary and Custodian may rely upon such copies for all purposes of this Receipt and the Deposit Agreement.  The Depositary will make such copies and such notices, reports and communications available for inspection by Registered Holders at the Depositary’s Corporate Trust Office, at the office of the Custodian and at any other designated transfer offices.
The Depositary will keep at its Corporate Trust Office a book or books for the transfer and registration of Receipts which at all reasonable times shall be open for inspection by the Registered Holders of Receipts; provided that such inspection shall not be for the purpose of communicating with Registered Holders of Receipts in the interest of a business or object other than the business of the Bank or a matter related to the Deposit Agreement or the Receipts.
The Depositary may close the books, at any time or from time to time, when reasonably deemed expedient by it in connection with the performance of its duties under the Deposit Agreement.

12. GOVERNING LAW
The Deposit Agreement and the Receipts shall be governed by and construed in accordance with the laws of the State of New York.  Except as set forth in the following sentence, the Bank and the Depositary agree that the federal and state courts in the State of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with the Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts.
The Bank irrevocably designates, appoints and empowers CT Corporation System located at 111 Eighth Avenue, New York, New York 10011 (the “Agent”) its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Bank in any federal or state court as described in the preceding sentence or in the next paragraph.  If for any reason the Agent shall cease to be available to act as such, the Bank agrees to designate a new agent in the United States on the terms and for the purposes of Section 7.06 of the Deposit Agreement and with the prior consent of the Depositary, which consent shall not be unreasonably withheld, and the Bank shall notify the Depositary of the address of such new agent.  The Bank further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Bank, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall accept or acknowledge such service), with a copy mailed to the Bank by registered or certified air mail, postage prepaid, to its address provided in Section 7.04 of the Deposit Agreement.  The Bank agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based on the Deposit Agreement.
In addition, the Bank and the Depositary hereby agree that in the event that a Registered Holder brings a suit, action or proceeding against (a) the Depositary in its capacity as Depositary under the Deposit Agreement or (b) against both the Bank and the Depositary, in either case, in any state or federal court of the United States located in the City and State of New York and the Borough of Manhattan, and the Depositary has any claim for indemnification or otherwise, against the Bank arising out of the subject matter of such suit, action or proceeding, then the Depositary may pursue such claim against the Bank in the state or federal court located in the City and State of New York and the Borough of Manhattan in which such suit, action or proceeding is pending and, for such purposes, the Bank irrevocably submits to the non-exclusive jurisdiction of such courts.  The Bank agrees that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.
The Bank irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in Section 7.06 of the Deposit Agreement, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.
The provisions of Section 7.06 of the Deposit Agreement shall survive any termination of the Deposit Agreement in whole or in part.

Dated:	DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary

By:

The address of the Corporate Trust office is located at 1 Columbus Circle, New York, New York 10019, U.S.A.

FORM OF REVERSE OF RECEIPT
SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT
13. DIVIDENDS AND DISTRIBUTIONS.
Whenever the Depositary or the Custodian receives any cash dividend or other cash distribution on any Deposited Securities (including any liquidation surplus or other amounts received in the liquidation of the Bank), the Depositary will, if practicable in the opinion of the Depositary, give notice to the Registered Holders of its receipt of such payment, specifying the amount per Share payable in respect of such dividend or distribution and the estimated. date, as determined by the Depositary, for such payments and shall, as soon as practicable, convert or cause to be converted such dividend or distribution into Dollars and will promptly distribute the Dollars thereby received (net of the fees, expenses and charges of the Depositary as provided in the Deposit Agreement) to the Registered Holders entitled thereto; provided, however, that in the event that any of the deposited Shares is not entitled, by reason of its date of issuance, or otherwise, to receive the full amount of such cash dividend or distribution, the Depositary will make appropriate adjustments in the amounts distributed to the Registered Holders of the Receipts issued in respect of such Shares; and provided, further, that in the event that the Bank or the Depositary is required to withhold and does withhold from such cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed on the Receipts issued in respect of such Deposited Securities shall be reduced accordingly.
Whenever the Depositary or the Custodian receives any distribution upon the Deposited Securities other than cash, Shares or rights pursuant to Section 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary shall, after obtaining evidence reasonably satisfactory to the Depositary that the proposed distribution does not violate any applicable laws or regulations and that all necessary governmental approvals have been obtained, cause such amount of the securities or property received by it to be distributed to the Registered Holders of Receipts on the record date fixed pursuant to Section 4.06 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them, respectively, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution net of expenses of the Depositary with the consent of the Bank (which consent shall not be unreasonably withheld); provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made among the Registered Holders of Receipts entitled thereto in proportion to the number of American Depositary Shares held by each of them, or if for any other reason (including, but not limited to, any requirement that the Bank or the Depositary withhold an amount on account of taxes or other governmental charges or that securities must be registered under the Securities Act or other law in order to be distributed to Registered Holders) the Depositary deems such distribution not to be lawful or feasible, the Depositary with the consent of the Bank (which consent shall not be unreasonably withheld) may adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the sale, at public or private sale, of the securities or property thus received, or any part thereof and the net proceeds of any such sale (net of the fees, expenses and charges of the Depositary as provided in Article 7 hereof and Section 5.09 and Exhibit B of the Deposit Agreement) shall be distributed by the Depositary to the Registered Holders of Receipts entitled thereto as in the case of a distribution received in cash, all in the manner and subject to the conditions set forth in the Deposit Agreement.
If any distribution made by the Bank with respect to the Deposited Securities and received by the Depositary shall remain unclaimed at the end of 12 years from the first date upon which such distribution is made available to Registered Holders and subject to any applicable laws, all rights of the Registered Holders to such distribution or the proceeds of the sale thereof shall be extinguished and the Depositary shall return the same to the Bank for its own use and benefit (except for any  distribution upon the liquidation of the Bank when the Depositary shall retain the same) and the Depositary shall have no obligation therefor or liability with respect thereto.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Bank so requests, distribute to the Registered Holders of Receipts on the record date fixed pursuant to Section 4.06 of the Deposit Agreement, in proportion to the number of American Depositary Shares held by each of them, additional Receipts in the same form for an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees, expenses and charges of the Depositary as provided in Article 7 hereof and Section 5.09 and Exhibit B of the Deposit Agreement.  In lieu of delivering Receipts for fractional American Depositary Shares, the Depositary may, in its discretion, sell the amount of Shares represented by the aggregate of such fractions, at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds of any such sale in accordance with Section 4.01 of the Deposit Agreement.  If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities.
The Depositary shall distribute only such amounts, however, as can be distributed without attributing to any Registered Holder of a Receipt hereof a fraction of one cent and any balance not so distributable shall be retained by the Depositary beneficially as an additional fee under Section 5.09 of the Deposit Agreement.  Before making any distribution or other payment in respect of any Deposited Securities, the Bank will make such deductions, if any, which, by any applicable laws or regulations, the Bank is required to make in respect of any income, capital gains or other taxes (including interest and penalties) and the Bank may also deduct the amount of any tax or governmental charges payable by the Bank or for which the Bank might be made liable in respect of such distribution or gains or other payments or any document signed in connection therewith or any capital gains or other taxes payable by the Registered Holders.  The Bank or its agent will remit to the appropriate governmental agency in India all amounts withheld and owing to such agency.  The Depositary will forward to the Bank or its agent such information from its records as the Bank may reasonably request to enable the Bank or its agent to file necessary reports with governmental agencies, and the Depositary or the Bank or its agent may file to the extent practicable any such reports necessary to obtain benefits under the applicable tax treaties for the Registered Holders of Receipts.
14. RIGHTS.
In the event that the Bank shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall as soon as practicable give notice to the Registered Holders of such offer (unless notified by the Bank that such offer or invitation should not be made), specifying, if applicable, the earliest date established for acceptance thereof, the last date established for acceptance thereof and the manner by which and time during which Registered Holders may request the Depositary to exercise such rights as provided below or, if such be the case, give details of how the Depositary proposes to distribute the rights or make the net proceeds available to such Registered Holders in accordance with the procedures for distributing cash provided for in Section 4.01 of the Deposit Agreement, or, if by the terms of such rights offering or for any other reason it would not be lawful or feasible for the Depositary either to make such rights available to any Registered Holders or to dispose of such rights and make the net proceeds available to such Registered Holders, then the Depositary shall allow the rights to lapse.
In circumstances in which rights would otherwise not be distributed generally, if the Bank and the Depositary determine that it is lawful and feasible to make such rights available to certain Registered Holders, the Depositary will, subject to applicable law, make such rights available to certain Registered

Holders in proportion to the number of American Depositary Shares held by such Registered Holder, upon written notice from the Bank to the Depositary that (a) the Bank has elected in its sole discretion to permit such rights to be exercised and (b) such Registered Holder has executed such documents as the Bank and the Depositary have determined are reasonably required under applicable law.
If the Depositary has distributed warrants or other instruments for rights to all or certain Registered Holders, then upon instruction from any such Registered Holder pursuant to such warrants or other instruments to the Depositary from such Registered Holder to exercise such rights, upon payment by such Registered Holder to the Depositary for the account of such Registered Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Registered Holder, exercise the rights and purchase the Shares, and the Bank shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Registered Holder.  As agent for such Registered Holder, the Depositary will cause the Share!; so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Registered Holder.  In the case of a distribution pursuant to this paragraph, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.
If the Depositary determines in its reasonable discretion that it is not lawful or feasible to make such rights available to all or certain Registered Holders, it may sell the rights, warrants or other instruments (either by public or private sale and otherwise at its discretion subject to Indian laws and regulations) in proportion to the number of American Depositary Shares held by the Registered Holders to whom it has determined it may not lawfully or feasibly make such rights available and allocate the net proceeds of such sales (net of the fees, expenses and charges of the Depositary as provided in Section 5.09 and Exhibit B of the Deposit Agreement and all taxes and other governmental charges payable in connection with such rights, and subject to the terms and conditions of the Deposit Agreement) for the account of such Registered Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Registered Holders on account of exchange restrictions or the date of delivery of any Receipt or otherwise.  The Depositary shall endeavor to effect any such sale as is contemplated in this paragraph, but shall have no liability (in the absence of its own willful default, negligence or bad faith of that of its agents, officers, directors or employees) with respect to the terms of such sale shall not be possible.
The Depositary will not offer rights to Registered Holders unless it has received from the Bank evidence, as provided in Section 5.07 of the Deposit Agreement, to the effect that (i) a registration statement under the Securities Act covering such offering is in effect or (ii) such offering does not require registration under the Securities Act.  If a Registered Holder of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no registration under the Securities Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Bank satisfactory to the Depositary upon which the Depositary may rely that such distribution to such Registered Holder is exempt from such registration.
The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Registered Holders in general or any Registered Holder in particular, any foreign exchange exposure or loss incurred in connection with such sale, or any liability to the purchaser of such rights, warrants or other instruments.  Nothing in the Deposit Agreement shall create, or shall be construed to create, any obligation on the part of the Bank to file such a registration statement or to register such rights or the securities represented thereby under the Securities Act or any other applicable law.

Notwithstanding any provision of the Deposit Agreement or set forth herein to the contrary, the Bank shall not issue any rights or bonus shares in respect of the Deposited Securities nor shall the proceeds of a sale of such rights or bonus shares be repatriated by the Bank unless there is approval by the Reserve Bank of India to do so.
15. CONVERSION OF FOREIGN CURRENCY.
Whenever the Depositary or the Custodian shall receive foreign currency, received by way of dividends or other distributions or in the form of the net proceeds from the sale of securities, property or rights, and if, at the time, the foreign currency so received can, in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall as soon as practicable convert or cause to be converted as, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of such foreign currency and any expenses incurred on behalf of the Registered Holder in complying with currency exchange control or other governmental requirements) shall be promptly distributed to the Registered Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants or instruments upon surrender thereof for cancellation, in either case, without liability for interest thereon.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Registered Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise.
If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall not be obligated to make such a filing, nor shall it be liable for failure to obtain such approval or license.
If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtainable at a reasonable cost or within a reasonable period as determined by the Depositary, the Depositary may in its discretion, after notice to the Bank, and subject to applicable laws and regulations, either (i) subject to any approval or license, as required, of any government or agency thereof, distribute such foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to the Registered Holders of Receipts entitled to receive the same, or (ii) hold such foreign currency for the respective accounts of such persons, uninvested and without liability for interest.
If any such conversion of foreign currency, in whole or in part, can be effected as aforesaid for distribution to some but not all of the Registered Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars, to the extent such currency shall be convertible as aforesaid, to the Registered Holders of Receipts entitled thereto and, with respect to the balance of such foreign currency, shall in its discretion, after consultation with the Bank, and subject to any applicable law and regulations, either (i) distribute or make available for distribution such balance to the persons who were Registered Holders of Receipts entitled thereto with respect to whom such conversion could not then be effected, or (ii) hold such balance for the respective accounts of such persons, uninvested and without liability for interest.
16. FIXING OF RECORD DATES
Whenever necessary in connection with any distribution (whether in cash, Shares, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of or solicitation of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, or any other matter, the Depositary shall fix a record date, as close as practicable to the record date fixed by the Bank with respect to the Shares (if applicable), for the determination of the Registered Holders who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Registered Holders with respect to such changed number of Shares represented by each American Depositary Share or for any other reason.  Subject to applicable law and the terms and conditions of this Receipt and the Deposit Agreement, only the Registered Holders of record at the close of business in New York on such record date fixed pursuant this Article 16 shall be entitled to receive such distributions, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.
17. VOTING OF DEPOSITED SECURITIES
Subject to the next sentence, as soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the record date pursuant to Article 16 hereof in respect of such meeting or such solicitation of consents or proxies.  The Depositary shall, if requested by the Bank in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 Business Days prior to the date of such vote or meeting) and at the Bank’s expense, and provided no U.S. legal prohibitions exist, mail by regular, ordinary mail delivery (or by electronic mail or as otherwise may be agreed between the Bank and the Depositary in writing from time to time) or otherwise distribute as soon as practicable after receipt thereof to Registered Holders as of the record date fixed pursuant to Article 16 hereof:  (a) such notice of meeting or solicitation of consent or proxy; (b) a statement that the Registered Holders at the close of business on the record date fixed pursuant to Article 16 hereof will be entitled, subject to any applicable law, the provisions of the Deposit Agreement, the Bank’s Memorandum and Articles of Association and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Bank), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Registered Holder’s American Depositary Shares; and (c) a brief statement as to the manner in which such voting instructions may be given to the Depositary, including the deadline by which the Depositary will require voting instructions to be delivered to it.  Voting instructions may be given only in respect of a number of American Depositary Shares representing an integral number of Deposited Securities.  Upon the timely receipt of voting instructions of a Registered Holder on the record date fixed pursuant to Article 16 hereof in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement, the Bank’s Memorandum and Articles of Association and the provisions of or governing the Deposited Securities, to vote or cause the Custodian to vote the Deposited Securities (in person or by proxy) represented by American Depositary Shares evidenced by such Receipt in accordance with such voting instructions.
Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting, and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Registered Holders.  Deposited Securities represented by American Depositary Shares for which (i) no timely voting instructions are received by the Depositary from the Registered Holder, or (ii) timely voting instructions are received by the Depositary from the Registered Holder but such voting instructions fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Registered Holder’s American Depositary Shares, shall not be voted.

There can be no assurance that Registered Holders or Beneficial Owners generally or any Registered Holder or Beneficial Owner in particular will receive the notice described above with sufficient time to enable the Registered Holder to return voting instructions to the Depositary in a timely manner.
Notwithstanding the above and in accordance with the terms of Section 5.03 of the Deposit Agreement, the Depositary and its directors, officers, affiliates, employees and agents (including without limitation, the Agents) shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities or the manner in which such vote is cast or the effect of such vote.
Notwithstanding anything contained in the Deposit Agreement, the Registered Holder agrees and understands that the exercise of voting rights in respect of the Deposited Securities is subject to legal and regulatory restrictions as set out in applicable laws of the Republic of India (including but not limited to section 12B of the Banking Regulation Act, 1949 as amended or replaced from time to time).  If such Registered Holder fails to demonstrate its compliance with the said applicable laws to the sole satisfaction of the Bank (including but not limited to providing the information and documents sought by the Bank in this regard within the timeline specified by the Bank), the Bank shall not be under any obligation to take on record any voting instructions issued by such Registered Holder.  Any decision of the Bank in this regard shall be final.
18.	CHANGES AFFECTING DEPOSITED SECURITIES, RECLASSIFICATION, RECAPITALIZATIONS, ETC.
Upon any change in nominal value, split-up, cancellation, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Bank or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement or otherwise in respect of such Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and Receipts shall, subject to the provisions of the Deposit Agreement, and applicable law and regulations, evidence American Depositary Shares representing the right to receive such additional Deposited Securities.  Alternatively, the Depositary may, with the Bank’s approval, and shall, if the Bank shall so request, subject to the terms of the Deposit Agreement and applicable law, execute and deliver additional Receipts as in the case of a stock dividend on the Deposited Securities, or call for the surrender of outstanding Receipts, to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of this Receipt, specifically describing such new Deposited Securities or corporate change.  If the Bank approves or requests the execution and delivery of additional Receipts, the Bank shall, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form or Receipts.
Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Registered Holders, the Depositary may with the Bank’s approval and shall if the Bank requests, subject to applicable law, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales for the account of the Registered Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Registered Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01 of the Deposit Agreement.  The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Registered Holders in general or any Registered Holder or Registered Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.
19. LIABILITY OF THE BANK AND DEPOSITARY.

Neither the Depositary, the Custodian nor the Bank nor any of their respective directors, officers, employees or agents, assumes any obligation or shall be subject to any liability (including, without limitation, as to the Depositary and Custodian, liability with respect to the validity or worth of the Deposited Securities) under the Deposit Agreement to Registered Holders or Beneficial Owners of Receipts, other than that each of them agrees to perform its obligations and duties specifically set forth in the Deposit Agreement without gross negligence or bad faith.
Neither the Depositary nor the Bank shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses and liabilities be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.
Neither the Depositary, the Custodian nor the Bank shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Registered Holder or Beneficial Owner of a Receipt or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary, the Custodian and the Bank may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.
The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.
Neither the Depositary nor its agents shall be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner or effect of any such vote made either with or without request, or for not exercising any right to vote, as long as any such action or non-action is in good faith and in accordance with the terms of the Deposit Agreement.
No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.
20.	RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR DEPOSITARY; APPOINTMENT OF SUBSTITUTE OR ADDITIONAL CUSTODIANS.
Subject to the provisions of the next paragraph and Section 6.02 of the Deposit Agreement, the Bank may terminate the appointment of the Depositary under the Deposit Agreement by giving at least 30 days’ notice in writing to the Depositary and the Custodian, and the Depositary may resign as Depositary by giving at least 30 days’ notice in writing to the Bank and the:  Custodian.  Within 30 days after the giving of such notice, notice thereof shall be duly given by the Depositary to the Registered Holders.  In the event a successor depositary has not been appointed and accepted its appointment within 60 days, the Depositary may terminate the Deposit Agreement as provided in Section 6.02 thereof.
The termination of the appointment or the resignation of the Depositary shall take effect on the date specified in such notice; provided that no such termination of appointment or resignation shall take effect until the appointment by the Bank of a successor Depositary as hereinafter provided.
In case at any time the Depositary acting hereunder shall resign or be removed, the Bank, unless the Bank shall desire the termination of the Deposit Agreement as provided in Section 6.02 thereof, shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having its principal office in the Borough of Manhattan, The City of New York with effect from the date of termination or resignation specified in such notice as soon as reasonably possible following notice of such termination or resignation.  Every successor depositary shall execute and deliver to its predecessor and to the Bank an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; provided, however, that such predecessor, upon payment of all sums due it and on the written request of the Bank, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor and shall deliver to such successor a list of the Registered Holders of all outstanding Receipts and such other information relating to Receipts and Registered Holders thereof as the successor may reasonably request.  The Depositary shall promptly mail notice of the appointment of the successor depositary to the Registered Holders of Receipts and the Custodian.
Any corporation into or with which the Depositary may be converted, merged or consolidated shall be the successor of such Depositary without the execution or filing of any document or any further act.
The Depositary may appoint one or more agents to act as its Custodian under the Deposit Agreement.  The Depositary has initially appointed ICICI Bank Limited as Custodian and agent of the Depositary for the purpose of the Deposit Agreement.  Any Custodian in acting under the Deposit Agreement shall be subject at all times and in all respects to the directions of the Depositary, and shall be responsible solely to it.  Any Custodian may resign and be discharged from its duties by notice of such resignation delivered to the Depositary at least thirty (30) days prior to the date on which such resignation is to become effective.  If upon the effectiveness of such resignation there shall be no Custodian acting, the Depositary shall, promptly after receiving such notice, appoint, subject to the written approval of the Bank which shall not be unreasonably withheld, a substitute custodian that is organized under the laws of India which shall thereafter be a Custodian.  Whenever the Depositary in its discretion determines that it is in the best interest of the Registered Holders to do so, it may appoint or substitute additional custodian or custodians, which shall thereafter be one of the Custodians under the Deposit Agreement subject in each instance to the written approval of the Bank.  Upon demand of the Depositary any previous Custodian shall deliver the Deposited Securities held by it to any other Custodian or such substitute or additional custodian or custodians as the Depositary shall instruct.  Each such substitute or additional custodian or custodians shall deliver to the Depositary, forthwith upon its appointment an acceptance of such appointment satisfactory in form and substance to the Depositary.
Upon the appointment of any successor depositary, any Custodian then acting shall forthwith become, without any further act or Writing, the agent of such successor depositary, and the appointment of such successor depositary shall in no way impair the authority of any Custodian; provided, however, that the successor depositary so appointed shall, on the Written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent of such successor depositary.
21. AMENDMENT
The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Bank and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or have the effect of increasing, any fees or charges payable by the Registered Holders of Receipts (other than the fees of the Depositary for the execution and delivery or cancellation of Receipts and taxes or other governmental charges, registration fees and cable, telex or facsimile transmission and delivery expenses), or which shall otherwise prejudice any substantial existing right of Registered Holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Registered Holders of outstanding Receipts.  The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Bank and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Registered Holders, shall be deemed not to prejudice any substantial rights of Registered Holders or Beneficial Owners.  Every Registered Holder of an outstanding Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Registered Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except an order to comply with mandatory provisions of applicable law or regulations.  Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Bank and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed rules.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a. notice of such amendment or supplement is given to Registered Holders or within any other; period of time as required for compliance.
22. TERMINATION OF DEPOSIT AGREEMENT
The Depositary shall at any time, at the direction of the Bank, terminate the Deposit Agreement by mailing notice of such termination to the Registered Holders of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination save that, in the absence of the willful default, negligence or bad faith of the Depositary, its agents, directors, officers or employees, no such termination shall have effect until the Bank has paid to the Depositary an amount equal to all expenses incurred by the Depositary in connection with the establishment of the American Depositary Receipt facility established pursuant to this Depositary Agreement and the American Depositary Receipts issued hereunder, The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Bank and the Registered Holders of all Receipts then outstanding, if at any time 60 days shall have expired after the Depositary shall have delivered to the Bank a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  Within 30 days after the giving of such notice, notice of such termination shall be duly given by the Depositary to the Registered Holders of all Receipts then outstanding.
During the period beginning on the date of the giving of such notice by the Depositary to the Registered Holders and ending on the date on which such termination takes effect, each Registered Holder of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 5.09 and Exhibit B of the Deposit Agreement, and (c) payment of any applicable taxes or other governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.
If any Receipts shall remain outstanding after the date of termination, the Depositary shall, if practicable, sell the Deposited Securities then held under the Deposit Agreement by public or private sale as it may deem appropriate (but shall have no liability with respect to such sale) and, as soon as reasonably practicable thereafter, deliver the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Registered Holders of Receipts which have not theretofore been surrendered, such Registered Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash without interest (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Registered Holder of such Receipt in accordance with the terms and conditions of the Deposit

Agreement, and any applicable taxes or other governmental charges).  Upon the termination of the Deposit Agreement, the Depositary and the Bank shall be discharged from all obligations under the Deposit Agreement except for their respective obligations under Section 5.08 of the Deposit Agreement and the Bank’s obligations to the Depositary under Section 5.09 of the Deposit Agreement.
Where the Bank has either (i) terminated the appointment of the Depositary pursuant to the provisions of the Deposit Agreement and the Terms and Conditions of the American Depositary Receipts; (ii) established an American Depositary Receipt program or any other program under which the outstanding American Depositary Receipts would be exchanged from the existing American Depositary Receipt program into any new program, or (iii) terminated the American Depositary Receipt program for any reason at any time (including for the avoidance of doubt where the Bank does not appoint Deutsche Bank Trust Company Americas as depositary bank for any Global Depositary Receipts or American Depositary Receipts issued subsequent to the date of the Deposit Agreement), the Bank agrees, in the absence of the willful default, gross negligence or bad faith of the Depositary or its agents, directors, officers; or employees, that it shall reimburse the Depositary any portion of any contribution paid to the Bank by the Depositary in connection with the offer of the American Depositary Receipts which remains outstanding at the time of such termination, such contribution not having been recovered by the Depositary through issuance and dividend fees in accordance with the Deposit Agreement and the Terms and Conditions of the American Depositary Receipts.